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                                                                   EXHIBIT 23-E
KPMG PEAT MARWICK LLP
One Church Street
P.O. Box 564
Burlington, VT 05402


The Board of Directors
Bruegger's Corporation

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.

KPMG Peat Marwick LLP

Burlington, Vermont

July 22, 1996